                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                           PHOENIX TECHNOLOGIES LTD.
                        PORTLAND ACQUISITION CORPORATION
                                      AND
                       AWARD SOFTWARE INTERNATIONAL, INC.
                           DATED AS OF APRIL 15, 1998
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                               TABLE OF CONTENTS

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
ARTICLE I THE MERGER.......................................................................................        A-1
  1.1      The Merger......................................................................................        A-1
  1.2      Effective Time; Closing.........................................................................        A-2
  1.3      Effect of the Merger............................................................................        A-2
  1.4      Articles of Incorporation; Bylaws...............................................................        A-2
  1.5      Directors and Officers..........................................................................        A-2
  1.6      Effect on Capital Stock.........................................................................        A-2
  1.7      Dissenting Shares...............................................................................        A-3
  1.8      Surrender of Certificates.......................................................................        A-4
  1.9      No Further Ownership Rights in Award Common Stock...............................................        A-5
  1.10     Lost, Stolen or Destroyed Certificates..........................................................        A-5
  1.11     Tax and Accounting Consequences.................................................................        A-5
  1.12     Taking of Necessary Action; Further Action......................................................        A-5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF AWARD.........................................................        A-6
  2.1      Organization of Award...........................................................................        A-6
  2.2      Award Capital Structure.........................................................................        A-6
  2.3      Obligations With Respect to Common Stock........................................................        A-6
  2.4      Authority.......................................................................................        A-7
  2.5      SEC Filings; Award Financial Statements.........................................................        A-8
  2.6      Absence of Certain Changes or Events............................................................        A-8
  2.7      Tax.............................................................................................        A-8
  2.8      Intellectual Property...........................................................................        A-9
  2.9      Compliance; Permits; Restrictions...............................................................       A-10
  2.10     Litigation......................................................................................       A-10
  2.11     Brokers' and Finders' Fees......................................................................       A-10
  2.12     Employee Matters and Benefit Plans..............................................................       A-11
  2.13     Absence of Liens and Encumbrances; Condition of Equipment.......................................       A-13
  2.14     Environmental Matters...........................................................................       A-13
  2.15     Labor Matters...................................................................................       A-14
  2.16     Agreements, Contracts and Commitments...........................................................       A-14
  2.17     Pooling of Interests............................................................................       A-15
  2.18     Change of Control Payments......................................................................       A-15
  2.19     Statements; Proxy Statement/Prospectus..........................................................       A-15
  2.20     Board Approval..................................................................................       A-16
  2.21     Fairness Opinion................................................................................       A-16
  2.22     Minute Books....................................................................................       A-16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PHOENIX AND MERGER SUB.......................................       A-16
  3.1      Organization of Phoenix.........................................................................       A-16
  3.2      Phoenix and Merger Sub Capital Structure........................................................       A-16
  3.3      Obligations With Respect to Common Stock........................................................       A-17
  3.4      Authority.......................................................................................       A-17
  3.5      SEC Filings; Phoenix Financial Statements.......................................................       A-18
  3.6      Absence of Certain Changes or Events............................................................       A-19
  3.7      Tax Returns and Audits..........................................................................       A-19
  3.8      Intellectual Property...........................................................................       A-20
  3.9      Compliance; Permits; Restrictions...............................................................       A-20
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  3.10     Litigation......................................................................................       A-21
  3.11     Brokers' and Finders' Fees......................................................................       A-21
  3.12     Employee Matters and Benefit Plans..............................................................       A-21
  3.13     Absence of Liens and Encumbrances; Condition of Equipment.......................................       A-23
  3.14     Environmental Matters...........................................................................       A-23
  3.15     Labor Matters...................................................................................       A-24
  3.16     Agreements, Contracts and Commitments...........................................................       A-24
  3.17     Pooling of Interests............................................................................       A-25
  3.18     Change of Control Payments......................................................................       A-25
  3.19     Statements; Proxy Statement/Prospectus..........................................................       A-25
  3.20     Board Approval..................................................................................       A-26
  3.21     Fairness Opinion................................................................................       A-26
  3.22     Minute Books....................................................................................       A-26

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................................       A-26
  4.1      Conduct of Business.............................................................................       A-26

ARTICLE V ADDITIONAL AGREEMENTS............................................................................       A-28
  5.1      Proxy Statement/Prospectus; Registration Statement; Other Filings...............................       A-28
  5.2      Meetings of Shareholders and Stockholders.......................................................       A-29
  5.3      Access to Information; Confidentiality..........................................................       A-29
  5.4      No Solicitation.................................................................................       A-29
  5.5      Public Disclosure...............................................................................       A-32
  5.6      Legal Requirements..............................................................................       A-32
  5.7      Third Party Consents............................................................................       A-32
  5.8      FIRPTA..........................................................................................       A-32
  5.9      Notification of Certain Matters.................................................................       A-32
  5.10     Commercially Reasonable Efforts and Further Assurances..........................................       A-33
  5.11     Stock Options; Employee Stock Purchase Plan.....................................................       A-33
  5.12     Award Warrants..................................................................................       A-34
  5.13     Form S-8........................................................................................       A-34
  5.14     Indemnification and Insurance...................................................................       A-34
  5.15     Tax-Free Reorganization.........................................................................       A-35
  5.16     NMS Listing.....................................................................................       A-35
  5.17     Phoenix Affiliate Agreement.....................................................................       A-35
  5.18     Award Affiliate Agreement.......................................................................       A-35
  5.19     Regulatory Filings; Reasonable Efforts..........................................................       A-36
  5.20     Board of Directors of the Combined Company......................................................       A-36

ARTICLE VI CONDITIONS TO THE MERGER........................................................................       A-36
  6.1      Conditions to Obligations of Each Party to Effect the Merger....................................       A-36
  6.2      Additional Conditions to Obligations of Award...................................................       A-37
  6.3      Additional Conditions to the Obligations of Phoenix and Merger Sub..............................       A-38

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................................................       A-38
  7.1      Termination.....................................................................................       A-38
  7.2      Notice of Termination; Effect of Termination....................................................       A-40
  7.3      Fees and Expenses...............................................................................       A-41
  7.4      Amendment.......................................................................................       A-41
  7.5      Extension; Waiver...............................................................................  A-41
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                                      A-ii
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ARTICLE VIII GENERAL PROVISIONS............................................................................       A-41
  8.1      Non-Survival of Representations and Warranties..................................................       A-41
  8.2      Notices.........................................................................................       A-42
  8.3      Interpretation; Knowledge.......................................................................       A-42
  8.4      Counterparts....................................................................................       A-43
  8.5      Entire Agreement................................................................................       A-43
  8.6      Severability....................................................................................       A-43
  8.7      Other Remedies; Specific Performance............................................................       A-43
  8.8      Governing Law...................................................................................       A-43
  8.9      Rules of Construction...........................................................................       A-43
  8.10     Assignment......................................................................................       A-43

                               INDEX OF EXHIBITS

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
Exhibit AA-1     Phoenix Technologies Ltd. Voting Agreement

Exhibit AB-1     Award Software International, Inc. Voting Agreement

Exhibit AC-1     Agreement of Merger

Exhibit AD-1     Phoenix Technologies Ltd. Affiliate Agreement

Exhibit AE-1     Award Software International, Inc. Affiliate Agreement
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                                     A-iii

                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of April 15, 1998 among Phoenix Technologies Ltd., a Delaware corporation ("PHOENIX"), Portland Acquisition Corporation, a California corporation and a wholly owned subsidiary of Phoenix ("MERGER SUB"), and Award Software International, Inc., a California corporation ("AWARD").

                                    RECITALS

    A. Upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law ("CALIFORNIA LAW"), Phoenix and Award will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Award (the "MERGER").

    B. The Board of Directors of Phoenix (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Phoenix and fair to, and in the best interests of, Phoenix and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Phoenix vote to approve the issuance of shares of Phoenix Common Stock (as defined below) to the shareholders of Award pursuant to the terms of the Merger.

    C. The Board of Directors of Award (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Award and fair to, and in the best interests of, Award and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Award approve this Agreement and approve the Merger.

    D. Concurrently with the execution of this Agreement, and as a condition and inducement to Phoenix's and Award's willingness to enter into this Agreement, the Chief Executive Officer of Phoenix and certain other affiliates of Phoenix shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit A (the "PHOENIX VOTING AGREEMENTS"), and the Chief Executive Officer of Award and certain other affiliates of Award shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit B (the "AWARD VOTING AGREEMENTS" and, collectively with the Phoenix Voting Agreements, the "VOTING AGREEMENTS").

    E. Phoenix, Award and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

    F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    G. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of California Law, Merger Sub shall be merged with and into Award, the separate corporate existence of Merger Sub shall cease and Award shall continue as the surviving corporation. Award as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger, substantially in the form of EXHIBIT C hereto (the "AGREEMENT OF MERGER"), with the Secretary of State of the State of California in accordance with the relevant provisions of California Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Agreement of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and the Agreement of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Award and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Award and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  ARTICLES OF INCORPORATION; BYLAWS.

    (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Award."

    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

    1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Award or the holders of any of the following securities:

        (a) CONVERSION OF AWARD COMMON STOCK. Each share of Common Stock, no par value, of Award (the "AWARD COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Award Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a))) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 1.225 (the "EXCHANGE RATIO") shares of Common Stock, par value $.001 per share, of Phoenix (the "PHOENIX COMMON STOCK") upon surrender of the certificate representing such share of Award Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10), including with respect to each whole share of Phoenix Common Stock to be received, the associated Rights (as defined in that certain Rights Agreement (the "PHOENIX RIGHTS PLAN") dated October 31, 1989 between Phoenix and the First National Bank of Boston, as Rights Agent).

        (b) CANCELLATION OF PHOENIX-OWNED STOCK. Each share of Award Common Stock held in the treasury of Award or owned by Merger Sub, Phoenix or any direct or indirect wholly owned subsidiary of Award or of Phoenix immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (c) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN. At the Effective Time all options to purchase Award Common Stock then outstanding under Award's 1997 Equity Incentive Plan, 1995 Stock Option Plan and Employee Stock Purchase Plan (collectively, the "AWARD STOCK OPTION PLANS") shall be assumed by Phoenix in accordance with Section 5.11 hereof. At the Effective Time, in accordance with the terms of Award's Employee Stock Purchase Plan (the "AWARD EMPLOYEE STOCK PURCHASE PLAN"), all rights to purchase shares of Award Common Stock under the Award Employee Stock Purchase Plan shall be converted into rights to purchase a number of shares of Phoenix Common Stock as provided in the Award Employee Stock Purchase Plan (based on the Exchange Ratio), all such rights shall be assumed by Phoenix and the offering period in effect under the Award Employee Stock Purchase Plan immediately prior to the Effective Time shall not be terminated early.

        (d) WARRANTS. At the Effective Time all warrants to purchase Award Common Stock then outstanding (collectively, the "AWARD WARRANTS") shall be assumed by Phoenix in accordance with Section 5.12 hereof.

        (e) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, no par value, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each certificate of shares of Merger Sub Common Stock shall continue to evidence ownership of such share of common stock of the Surviving Corporation.

        (f) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Phoenix Common Stock or Award Common Stock), reorganization, recapitalization or other like change with respect to Phoenix Common Stock or Award Common Stock, including, without limitation, issuance of shares of Phoenix Preferred Stock pursuant to the Phoenix Rights Plan, occurring on or after the date hereof and prior to the Effective Time.

        (g) FRACTIONAL SHARES. No fraction of a share of Phoenix Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Award Common Stock who would otherwise be entitled to a fraction of a share of Phoenix Common Stock (after aggregating all fractional shares of Phoenix Common Stock to be received by such holder) shall receive from Phoenix an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of a share of Phoenix Common Stock on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

    1.7  DISSENTING SHARES.

    (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Award Common Stock who has demanded and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Phoenix Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

    (b) Notwithstanding the foregoing, if any holder of shares of Award Common Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (for failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Phoenix Common Stock, in accordance with Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares of Award Common Stock in the manner provided in Section 1.8 hereof

(or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10 hereof), including, with respect to each whole share of Phoenix Common Stock to be received, the associated Right under the Phoenix Rights Plan.

    (c) Award shall give Phoenix (i) prompt notice of any written demands for appraisal of any shares of Award Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by Award which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under California Law. Award shall not, except with the prior written consent of Phoenix or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Award Common Stock or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by Award or the Surviving Corporation, as the case may be.

    1.8  SURRENDER OF CERTIFICATES.

    (a) EXCHANGE AGENT. Phoenix shall select the transfer agent for the Phoenix Common Stock or another institution reasonably satisfactory to Award, to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

    (b) PHOENIX TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Phoenix shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Phoenix Common Stock issuable pursuant to
Section 1.6, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f), and any dividends or distributions to which holders of shares of Award Common Stock may be entitled pursuant to Section 1.8(d).

    (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Phoenix shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Award Common Stock whose shares were converted into the right to receive shares of Phoenix Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Phoenix may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Phoenix Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f), and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Phoenix, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Phoenix Common Stock, payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(f), and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Phoenix Common Stock into which such shares of Award Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Phoenix Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificates with respect to the shares of Phoenix Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificate, the Exchange Agent shall deliver to the record holders thereof, certificates representing whole shares of Phoenix Common Stock issued in exchange therefor, along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Phoenix Common Stock.

    (e) TRANSFERS OF OWNERSHIP. If any certificates for shares of Phoenix Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Phoenix or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Phoenix Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Phoenix or any agent designated by it that such tax has been paid or is not payable.

    (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Phoenix, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Phoenix Common Stock or Award Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.9 NO FURTHER OWNERSHIP RIGHTS IN AWARD COMMON STOCK. All shares of Phoenix Common Stock issued upon the surrender for exchange of shares of Award Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Award Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Award Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Phoenix Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); PROVIDED, HOWEVER, that Phoenix may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Phoenix, Award or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

    1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Award and Merger Sub, the officers and directors of Award and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF AWARD

    Award represents and warrants to Phoenix and Merger Sub, except as set forth in the disclosure letter supplied by Award to Phoenix dated on or before the date hereof and certified by a duly authorized officer of Award (the "AWARD SCHEDULES"), as follows:

    2.1 ORGANIZATION OF AWARD. Award and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Award. Award has delivered to Phoenix a true and complete list of all of Award's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Award's equity interest therein. Award has delivered or made available a true and correct copy of the Articles of Incorporation and Bylaws of Award and similar governing instruments of its subsidiaries, each as amended to date, to counsel for Phoenix. When used in connection with Award, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Award and its subsidiaries taken as a whole.

    2.2 AWARD CAPITAL STRUCTURE. The authorized capital stock of Award consists of 40,000,000 shares of Common Stock, no par value, of which there were 6,963,862 shares issued and outstanding as of March 17, 1998 and 5,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding. All outstanding shares of Award Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Award or any agreement or document to which Award is a party or by which it is bound. As of March 31, 1998, Award had reserved an aggregate of 1,988,884 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Award Stock Option Plans, under which options are outstanding for an aggregate of 1,984,233 shares. As of March 17, 1998, Award had reserved an aggregate of 518,228 shares of Common Stock for issuance pursuant to the Award Warrants. All shares of Award Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Award has delivered to Phoenix a list of each outstanding option to acquire shares of the Common Stock of Award at March 31, 1998, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any, and such list is true, correct and complete in all material respects. As of March 31, 1998, there were 74 participants in the Award Employee Stock Purchase Plan.

    2.3  OBLIGATIONS WITH RESPECT TO COMMON STOCK.  Except as set forth in
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Award, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Award owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Award, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Award or any of its subsidiaries is a party or by which Award or any of its subsidiaries is bound obligating Award or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of Award or any of its subsidiaries or obligating Award or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interests or similar ownership interests, call, right, commitment or agreement. There are no registration rights, and to the knowledge of Award there are no voting trusts, proxies or other agreements or understandings, with respect to any equity security, partnership interests or similar ownership interests of any class of Award or with respect to any equity security, partnership interests or similar ownership interests of any class of any of its subsidiaries.

    2.4  AUTHORITY.

    (a) Award has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Award, subject only to the approval of this Agreement by Award's shareholders and the filing and recordation of the Agreement of Merger pursuant to California Law. A vote of the holders of at least a majority of the outstanding shares of the Award Common Stock is required for Award's shareholders to approve and adopt this Agreement and to approve the Merger. This Agreement has been duly executed and delivered by Award and, assuming the due authorization, execution and delivery by Phoenix and Merger Sub, constitutes the valid and binding obligations of Award, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Award do not, and the performance of this Agreement by Award will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Award or the equivalent organizational documents of any of its subsidiaries,
(ii) subject to compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Award or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Award's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Award or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Award or any of its subsidiaries is a party or by which Award or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Award. The Award Schedules list all consents, waivers and approvals under any of Award's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a Material Adverse Effect on Award or Phoenix or have a material adverse effect on the ability of the parties to consummate the Merger.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Award in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) the filing of the Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the securities or antitrust laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Award or Phoenix or have a material adverse effect on the ability of the parties to consummate the Merger.

    2.5  SEC FILINGS; AWARD FINANCIAL STATEMENTS.

    (a) Award has filed all forms, reports and documents required to be filed by it with the SEC since October 25, 1996. All such required forms, reports and documents (including those that Award may file subsequent to the date hereof but excluding any exhibits to such forms, reports and schedules) are referred to herein as the "AWARD SEC REPORTS." As of their respective dates, the Award SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Award SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then, as so amended or superseded, on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Award's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Award SEC Reports (the "AWARD FINANCIALS"), including any Award SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of Award and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Award contained in the Award SEC Reports as of December 31, 1997 is hereinafter referred to as the "AWARD BALANCE SHEET." Except as disclosed in the Award Financials, neither Award nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Award and its subsidiaries taken as a whole, except liabilities (i) provided for in the Award Balance Sheet, or (ii) incurred since the date of the Award Balance Sheet in the ordinary course of business consistent with past practices.

    (c) Award has heretofore furnished to Phoenix a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Award with the SEC pursuant to the Securities Act or the Exchange Act.

    2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Award Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Award, or (ii) any material change by Award in its accounting methods, principles or practices, except as required by concurrent changes in GAAP.

    2.7  TAXES.

    (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    (b) All federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed with any tax authority by or on behalf of the Award and each of its subsidiaries with respect to any taxable period ending on or before the Closing Date if due on or before the Closing Date (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable legal requirements. All amounts shown on the Tax Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

    (c) Award's financial statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Award and each of Award's subsidiaries will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

    (d) Since January 1, 1995, no Tax Return of Award or any of its subsidiaries has been examined or audited by any applicable tax authority. No extension or waiver (other than the normal extension occurring by reason of an extension of time to file a Return) of the limitation period applicable to any such Returns has been granted (by Award or any other person), and no such extension or waiver has been requested from Award or any of its subsidiaries.

    (e) No claim or legal proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to Award or any of its subsidiaries in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Award or any of its subsidiaries with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Award or any of its subsidiaries and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of Award or any of its subsidiaries except liens for current Taxes not yet due and payable. None of Award or any of its subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of Award or any of its subsidiaries has been, and none of Award or any of its subsidiaries will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

    (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any Award or any of its subsidiaries that, considered individually or considered collectively with any other such agreement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of Award or any of its subsidiaries is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement.

    2.8  INTELLECTUAL PROPERTY.

    (a) Award and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as currently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "AWARD IP RIGHTS").

    (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Award IP Rights (the "AWARD IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Award IP Rights or impair the right of Award and its subsidiaries, the Surviving Corporation or Phoenix to use, sell or license any Award IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not result in a Material Adverse Effect on Award.

    (c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Award or any of its subsidiaries violates any license or agreement between Award or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Award, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Award IP Rights, nor has Award received any written notice asserting that any Award IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party; except, with respect to either clause (i) or
(ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Award.

    (d) Award has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Award IP Rights.

    2.9  COMPLIANCE; PERMITS; RESTRICTIONS.

    (a) Neither Award nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Award or any of its subsidiaries or by which Award or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Award or any of its subsidiaries is a party or by which Award or any of its subsidiaries or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Award. To the knowledge of Award, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Award or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Award.

    (b) Award and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Award and its subsidiaries taken as a whole (collectively, the "AWARD PERMITS"). Award and its subsidiaries are in compliance with the terms of Award Permits, except where the failure to so comply would not have a Material Adverse Effect on Award.

    2.10 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Award or any of its subsidiaries has received any notice of assertion, nor, to Award's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Award or any of its subsidiaries which would have a Material Adverse Effect on Award, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

    2.11 BROKERS' AND FINDERS' FEES. Except for fees payable to BancAmerica Robertson Stephens pursuant to an engagement letter dated February 18, 1998, a copy of which has been provided to Phoenix, Award has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.12  EMPLOYEE MATTERS AND BENEFIT PLANS.

    (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

        (i) "AFFILIATE" shall mean any other person or entity under common control with Award within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

        (ii) "AWARD EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Award or any Affiliate for the benefit of any Award Employee, or with respect to which Award or any Affiliate has or may have any liability or obligation;

       (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

        (iv) "DOL" shall mean the Department of Labor;

        (v) "AWARD EMPLOYEE" shall mean any current or former employee, consultant or director of Award or any Affiliate;

        (vi) "AWARD EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement or contract or arrangement between Award or any Affiliate and any Award Employee;

       (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

      (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

        (ix) "AWARD INTERNATIONAL EMPLOYEE PLAN" shall mean each Award Employee Plan that has been adopted or maintained by Award or any Affiliate, whether informally or formally, or with respect to which Award or any Affiliate will or may have any liability, for the benefit of Award Employees who perform services outside the United States;

        (x) "IRS" shall mean the Internal Revenue Service;

        (xi) "AWARD MULTIEMPLOYER PLAN" shall mean any "Award Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

       (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

      (xiii) "AWARD PENSION PLAN" shall mean each Award Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

    (b) SCHEDULE. Schedule 2.12(b) contains an accurate and complete list of each Award Employee Plan and each Award Employee Agreement under each Award Employee Plan. Award does not have any plan or commitment to establish any new Award Employee Plan or Award Employee Agreement, to modify any Award Employee Plan or Award Employee Agreement (except to the extent required by law or to conform any such Award Employee Plan or Award Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Phoenix in writing, or as required by this Agreement), or to enter into any Award Employee Plan or Award Employee Agreement.

    (c) DOCUMENTS. Award has made available to Phoenix: (i) correct and complete copies of all documents embodying each Award Employee Plan and each Award Employee Agreement including

(without limitation) all amendments thereto and all related trust documents;
(ii) the most recent annual actuarial valuations, if any, prepared for each Award Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Award Employee Plan;
(iv) if the Award Employee Plan is funded, the most recent annual and periodic accounting of Award Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Award Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Award Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all written communications material to any Award Employee or Award Employees relating to any Award Employee Plan and any proposed Award Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Award; (ix) all correspondence to or from any governmental agency relating to any Award Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Award Employee Plan; (xii) all discrimination tests for each Award Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Award Employee Plan.

    (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.12(d), (i) Award has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Award Employee Plan, and each Award Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Award Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Award Employee Plan; (iii) to Award's knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Award Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Award, threatened or reasonably anticipated (other than routine claims for benefits) against any Award Employee Plan or against the assets of any Award Employee Plan; (v) each Award Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Phoenix, Merger Sub, the Surviving Corporation, Award or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Award or any Affiliates, threatened by the IRS or DOL with respect to any Award Employee Plan; and (vii) neither Award nor any Affiliate is subject to any penalty or tax with respect to any Award Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

    (e) AWARD PENSION PLAN. Neither Award nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Award Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

    (f) AWARD MULTIEMPLOYER PLANS. At no time has Award or any Affiliate contributed to or been required to contribute to any Award Multiemployer Plan.

    (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Schedule 2.12(g), no Award Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Award has never represented, promised or contracted (whether in oral or written form) to any Award Employee (either individually or to Award Employees as a group) or any other person that such Award Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

    (h) COBRA. Neither Award nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Award Employees.

    (i)  EFFECT OF TRANSACTION.

        (i) Except as set forth on Schedule 2.12(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Award Employee Plan, Award Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Award Employee.

        (ii) Except as set forth on Schedule 2.12(i), no payment or benefit which will or may be made by Award or its Affiliates with respect to any Award Employee as a result of the transactions contemplated by this Agreement will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

    (j) AWARD INTERNATIONAL EMPLOYEE PLAN. Neither Award nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Award International Employee Plan.

    2.13 ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT. Award and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Award Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on Award.

    2.14  ENVIRONMENTAL MATTERS.

    (a) HAZARDOUS MATERIAL. Except as would not have a Material Adverse Effect on Award, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies, are present, as a result of the actions of Award or any of its subsidiaries, or, to Award's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Award or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) HAZARDOUS MATERIALS ACTIVITIES. Neither Award nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Award or any of its subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to, or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) PERMITS. Award and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "AWARD ENVIRONMENTAL PERMITS") material to the conduct of Award's and its subsidiaries' Hazardous Material Activities and other businesses of Award and its subsidiaries as such activities and businesses are currently being conducted.

    (d) ENVIRONMENTAL LIABILITIES. Award has not received notice of any material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim, nor, to Award's knowledge, is any material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim threatened concerning any Award Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Award or any of its subsidiaries. Award is not aware of any fact or circumstance which could involve Award or any of its subsidiaries in any environmental litigation or impose upon Award or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Award.

    2.15 LABOR MATTERS. To Award's knowledge, there are no activities or proceedings of any labor union to organize any employees of Award or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Award or any of its subsidiaries. Award and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Award.

    2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in the Award Schedules, neither Award nor any of its subsidiaries is a party to or is bound by:

        (a) any collective bargaining agreements;

        (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

        (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, or member of Award's Board of Directors, other than those that are terminable by Award or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Award's or any of its subsidiaries' ability to terminate employees at will;

        (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Award or any of its subsidiaries and any of its officers or directors;

        (f) any agreement, contract or commitment containing any covenant limiting the freedom of Award or any of its subsidiaries to engage in any line of business or compete with any person;

        (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

        (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

        (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

        (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify Award's or any of its subsidiaries' software products);

        (k) any distribution agreement (identifying any that contain exclusivity provisions); or

        (l) any other agreement, contract or commitment (excluding real and personal property leases) which involves payment by Award or any of its subsidiaries under any such agreement, contract or commitment of $150,000 or more in the aggregate and is not cancelable without penalty within thirty
    (30) days.

Neither Award nor any of its subsidiaries, nor to Award's knowledge any other party to a Award Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Award or any of its subsidiaries is a party or by which Award or any of its subsidiaries is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "AWARD CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Award Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Award.

    2.17 POOLING OF INTERESTS. To the knowledge of Award, based on consultation with its independent accountants, neither Award nor any of its directors, officers, affiliates or shareholders has taken any action which would interfere with Phoenix's ability to account for the Merger as a pooling of interests.

    2.18 CHANGE OF CONTROL PAYMENTS. The Award Schedules set forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Award as a result of or in connection with the Merger.

    2.19 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by Award for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Award for inclusion in the proxy statement/prospectus to be sent to the shareholders of Award and stockholders of Phoenix in connection with the meeting of Award's shareholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "AWARD SHAREHOLDERS' MEETING") and in connection with the meeting of Phoenix's stockholders to consider the approval (i) of an amendment to Phoenix's Certificate of Incorporation to increase its authorized share capital, and (ii) of the issuance of shares of Phoenix Common Stock by virtue of the Merger (the "PHOENIX STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to Award's shareholders and Phoenix's stockholders, at the times of the Award Shareholders' Meeting and the Phoenix Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Award Shareholders' Meeting or the Phoenix Stockholders' Meeting which has become false or misleading. The Proxy

Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If, at any time prior to the Effective Time, any event relating to Award or any of its affiliates, officers or directors should be discovered by Award which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Award shall promptly inform Phoenix. Notwithstanding the foregoing, Award makes no representation or warranty with respect to any information supplied by Phoenix or Merger Sub which is contained in any of the foregoing documents.

    2.20 BOARD APPROVAL. The Board of Directors of Award has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Award and its shareholders, and (ii) to recommend that the shareholders of Award approve and adopt this Agreement and approve the Merger.

    2.21 FAIRNESS OPINION. Award has received a written opinion from BancAmerica Robertson Stephens, dated as of the date hereof, to the effect that as of the date hereof the Exchange Ratio is fair to Award's shareholders from a financial point of view and has delivered to Phoenix a copy of such opinion for informational purposes only.

    2.22 MINUTE BOOKS. The minute books of Award made available to counsel for Phoenix are the only minute books of Award and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of Award.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PHOENIX AND MERGER SUB

    Phoenix and Merger Sub represent and warrant to Award, except as set forth in the disclosure letter supplied by Phoenix to Award on or before the date hereof and certified by a duly authorized officer of Phoenix (the "PHOENIX SCHEDULES"), as follows:

    3.1 ORGANIZATION OF PHOENIX. Phoenix and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Phoenix. Phoenix has delivered to Award a true and complete list of all of Phoenix's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Phoenix's equity interest therein. Phoenix has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Phoenix and similar governing instruments of its subsidiaries, each as amended to date, to counsel for Award. When used in connection with Phoenix, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Phoenix and its subsidiaries taken as a whole.

    3.2 PHOENIX AND MERGER SUB CAPITAL STRUCTURE. The authorized capital stock of Phoenix consists of 40,000,000 shares of Common Stock, par value $0.001 per share, of which there were 16,857,933 shares issued and outstanding as of March 31, 1998, and 500,000 shares of Preferred Stock, par value $0.10 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, no par value, all of which, as of the date hereof, are issued and outstanding and held by Phoenix. All outstanding shares of Phoenix Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Phoenix or any agreement or document to which Phoenix is a party or by which it is bound. As of March 31, 1998, Phoenix had reserved an aggregate of 4,894,866 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the

1994 Equity Incentive Plan, 1996 Equity Incentive Plan, 1997 Nonstatutory Stock Option Plan and 1998 Stock Plan (the "Phoenix Stock Option Plans"), under which options are outstanding for an aggregate of 4,014,396 shares. All shares of Phoenix Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Phoenix has delivered to Award a list of each outstanding option to acquire shares of the Common Stock of Phoenix at March 31, 1998, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any, and such list is true, correct and complete in all material respects. As of March 31, 1998, there were 301 participants in the Phoenix 1991 Employee Stock Purchase Plan, as amended. All of the shares of Phoenix Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

    3.3  OBLIGATIONS WITH RESPECT TO COMMON STOCK.  Except as set forth in
Section 3.2, and except pursuant to the Phoenix Rights Plan, there are no equity securities, partnership interests or similar ownership interests of any class of Phoenix, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Phoenix owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Phoenix, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 and except pursuant to the Phoenix Rights Plan, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Phoenix or any of its subsidiaries is a party or by which it is bound obligating Phoenix or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of Phoenix or any of its subsidiaries or obligating Phoenix or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interests or similar ownership interests, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Phoenix there are no voting trusts, proxies or other agreements or understandings with respect to any equity security, partnership interests or similar interests of any class of Phoenix or with respect to any equity security, partnership interests or similar ownership interests of any class of any of its subsidiaries.

    3.4  AUTHORITY.

    (a) Each of Phoenix and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Phoenix and, in the case of this Agreement, Merger Sub, subject only to the filing and recordation of the Agreement of Merger pursuant to California Law and the approval by Phoenix's stockholders of the issuance of Phoenix Common Stock by virtue of the Merger. A vote of the holders of at least a majority of the outstanding shares of Phoenix Common Stock is required for Phoenix's stockholders to approve each of (i) the amendment of Phoenix's Certificate of Incorporation to increase its authorized share capital and (ii) the issuance of shares of Phoenix Common Stock by virtue of the Merger. This Agreement has been duly executed and delivered by each of Phoenix and Merger Sub, and, assuming the due authorization, execution and delivery by Award, constitutes the valid and binding obligations of Phoenix and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Phoenix and Merger Sub do not, and the performance of this Agreement by each of Phoenix and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Phoenix or the Articles of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of Phoenix's other subsidiaries, (ii) subject to obtaining the approval of Phoenix's stockholders of the issuance of shares of Phoenix Common Stock by virtue of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Phoenix or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Phoenix's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Phoenix or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Phoenix or any of its subsidiaries (including Merger Sub) is a party or by which Phoenix or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Phoenix. The Phoenix Schedules list all consents, waivers and approvals under any of Phoenix's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a Material Adverse Effect on Award or Phoenix or have a material adverse effect on the ability of the parties to consummate the Merger.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Phoenix or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the "REGISTRATION STATEMENT") with the SEC in accordance with the Securities Act,
(ii) the filing of the Agreement of Merger with the Secretary of State of the State of California, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the securities or antitrust laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Phoenix or Award or have a material adverse effect on the ability of the parties to consummate the Merger.

    3.5  SEC FILINGS; PHOENIX FINANCIAL STATEMENTS.

    (a) Phoenix has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1995. All such required forms, reports and documents (including those that Phoenix may file subsequent to the date hereof but excluding any exhibits to such forms, reports and schedules) are referred to herein as the "PHOENIX SEC REPORTS." As of their respective dates, the Phoenix SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Phoenix SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Phoenix's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Phoenix SEC Reports (the "PHOENIX FINANCIALS"), including any Phoenix SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of Phoenix and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Phoenix contained in Phoenix SEC Reports as of December 31, 1997 is hereinafter referred to as the "PHOENIX BALANCE SHEET." Except as disclosed in the Phoenix Financials, neither Phoenix nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Phoenix and its subsidiaries taken as a whole, except liabilities (i) provided for in the Phoenix Balance Sheet, or (ii) incurred since the date of the Phoenix Balance Sheet in the ordinary course of business consistent with past practices.

    (c) Phoenix has heretofore furnished to Award a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Phoenix with the SEC pursuant to the Securities Act or the Exchange Act.

    3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Phoenix Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Phoenix, or (ii) any material change by Phoenix in its accounting methods, principles or practices, except as required by concurrent changes in GAAP.

    3.7  TAX RETURNS AND AUDITS.

    (a) All Returns relating to Taxes required to be filed with any tax authority by or on behalf of the Phoenix and each of its subsidiaries with respect to any taxable period ending on or before the Closing Date if due on or before the Closing Date (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable legal requirements. All amounts shown on the Tax Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

    (b) Phoenix's financial statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Phoenix and each of Phoenix's subsidiaries will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

    (c) Since January 1, 1995, no Tax Return of Phoenix or any of its subsidiaries has been examined or audited by any applicable tax authority. No extension or waiver (other than the normal extension occurring by reason of an extension of time to file a Return) of the limitation period applicable to any such Returns has been granted (by Phoenix or any other person), and no such extension or waiver has been requested from Phoenix or any of its subsidiaries.

    (d) No claim or legal proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to Phoenix or its subsidiaries in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Phoenix or any of its subsidiaries with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Phoenix or any of its subsidiaries and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of Phoenix or any of its subsidiaries except liens for current Taxes not yet due and payable. None of Phoenix or any of its subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of Phoenix or any of its subsidiaries has been, and none of Phoenix or any of its subsidiaries will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

    (e) There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Phoenix or any of its subsidiaries that, considered individually or considered collectively with any other such agreement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of Phoenix or any of its subsidiaries is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement.

    3.8  INTELLECTUAL PROPERTY.

    (a) Phoenix and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "PHOENIX IP RIGHTS").

    (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Phoenix IP Rights (the "PHOENIX IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Phoenix IP Rights or impair the right of Phoenix and its subsidiaries, the Surviving Corporation or Phoenix to use, sell or license any Phoenix IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not result in a Material Adverse Effect on Phoenix.

    (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Phoenix or any of its subsidiaries violates any license or agreement between Phoenix or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Phoenix, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Phoenix IP Rights, nor has Phoenix received any written notice asserting that any Phoenix IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Phoenix.

    (d) Phoenix has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Phoenix IP Rights.

    3.9  COMPLIANCE; PERMITS; RESTRICTIONS.

    (a) Neither Phoenix nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Phoenix or any of its subsidiaries or by which Phoenix or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Phoenix or any of its subsidiaries is a party or by which Phoenix or any of its subsidiaries or Phoenix or any of its subsidiaries or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Phoenix. To the knowledge of Phoenix, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Phoenix or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Phoenix.

    (b) Phoenix and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Phoenix and its subsidiaries taken as a whole (collectively, the "PHOENIX PERMITS"). Phoenix and its subsidiaries are in compliance with the terms of Phoenix Permits, except where the failure to so comply would not have a Material Adverse Effect on Phoenix.

    3.10 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Phoenix or any of its subsidiaries has received any notice of assertion nor, to Phoenix's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Phoenix or any of its subsidiaries which would have a Material Adverse Effect on Phoenix, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

    3.11 BROKERS' AND FINDERS' FEES. Except for fees payable to Broadview Associates, LLC pursuant to an engagement letter dated January 27, 1998, a copy of which has been provided to Award, Phoenix has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.12  EMPLOYEE MATTERS AND BENEFIT PLANS.

    (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 3.12(a)(i) below (which definition shall apply only to this Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

        (i) "AFFILIATE" shall mean any other person or entity under common control with Phoenix within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

        (ii) "PHOENIX EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Phoenix or any Affiliate for the benefit of any Employee, or with respect to which Phoenix or any Affiliate has or may have any liability or obligation;

       (iii) "PHOENIX EMPLOYEE" shall mean any current or former employee, consultant or director of Phoenix or any Affiliate;

        (iv) "PHOENIX EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement or contract or arrangement between Phoenix or any Affiliate and any Employee;

        (v) "PHOENIX INTERNATIONAL EMPLOYEE PLAN" shall mean each Phoenix Employee Plan that has been adopted or maintained by Phoenix or any Affiliate, whether informally or formally, or with respect to which the Phoenix or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

        (vi) "PHOENIX MULTIEMPLOYER PLAN" shall mean any "Phoenix Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

       (vii) "PHOENIX PENSION PLAN" shall mean each Phoenix Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

    (b) SCHEDULE. Schedule 3.12(b) contains an accurate and complete list of each Phoenix Employee Plan and each Phoenix Employee Agreement under each Phoenix Employee Plan. Phoenix does not have any plan or commitment to establish any new Phoenix Employee Plan or Phoenix Employee Agreement, to modify any Phoenix Employee Plan or Phoenix Employee Agreement (except to the extent required by law or to conform any such Phoenix Employee Plan or Phoenix Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Award in writing, or as required by this Agreement), or to enter into any Phoenix Employee Plan or Phoenix Employee Agreement.

    (c) DOCUMENTS. Phoenix has made available to Award: (i) correct and complete copies of all documents embodying each Phoenix Employee Plan and each Phoenix Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Phoenix Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Phoenix Employee Plan; (iv) if the Phoenix Employee Plan is funded, the most recent annual and periodic accounting of Phoenix Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Phoenix Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Phoenix Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all written communications material to any Phoenix Employee or Phoenix Employees relating to any Phoenix Employee Plan and any proposed Phoenix Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Phoenix; (ix) all correspondence to or from any governmental agency relating to any Phoenix Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Phoenix Employee Plan;
(xii) all discrimination tests for each Phoenix Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Phoenix Employee Plan.

    (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 3.12(d), (i) Phoenix has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Phoenix Employee Plan, and each Phoenix Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Phoenix Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Phoenix Employee Plan; (iii) to Phoenix's knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Phoenix Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Phoenix, threatened or reasonably anticipated (other than routine claims for benefits) against any Phoenix Employee Plan or against the assets of any Phoenix Employee Plan; (v) each Phoenix Employee Plan can be amended, terminated or otherwise discontinued after the

Effective Time in accordance with its terms, without liability to the Award, the Surviving Corporation, Phoenix or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Phoenix or any Affiliates, threatened by the IRS or DOL with respect to any Phoenix Employee Plan; and (vii) neither Phoenix nor any Affiliate is subject to any penalty or tax with respect to any Phoenix Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

    (e) PHOENIX PENSION PLAN. Neither Phoenix nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Phoenix Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

    (f) PHOENIX MULTIEMPLOYER PLANS. At no time has Phoenix or any Affiliate contributed to or been required to contribute to any Phoenix Multiemployer Plan.

    (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Schedule 3.12(g), no Phoenix Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Phoenix has never represented, promised or contracted (whether in oral or written form) to any Phoenix Employee (either individually or to Phoenix Employees as a group) or any other person that such Phoenix Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

    (h) COBRA. Neither Phoenix nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Phoenix Employees.

    (i)  EFFECT OF TRANSACTION.

        (i) Except as set forth on Schedule 3.12(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Phoenix Employee Plan, Phoenix Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Phoenix Employee.

        (ii) Except as set forth on Schedule 3.12(i), no payment or benefit which will or may be made by Phoenix or its Affiliates with respect to any Phoenix Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

    (j) PHOENIX INTERNATIONAL EMPLOYEE PLAN. Neither Phoenix nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Phoenix International Employee Plan.

    3.13 ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT. Phoenix and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances, except as reflected in the Phoenix Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on Phoenix.

    3.14  ENVIRONMENTAL MATTERS.

    (a) HAZARDOUS MATERIAL. Except as would not have a Material Adverse Effect on Phoenix, no Hazardous Material, but excluding office and janitorial supplies, are present, as a result of the actions of Phoenix or any of its subsidiaries, or, to Phoenix's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Phoenix or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) HAZARDOUS MATERIALS ACTIVITIES. Except as would not have a Material Adverse Effect on Phoenix, neither Phoenix nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Phoenix or any of its subsidiaries engaged in any Hazardous Materials Activity in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) PERMITS. Phoenix and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "PHOENIX ENVIRONMENTAL PERMITS") material to the conduct of Phoenix's and its subsidiaries' Hazardous Material Activities and other businesses of Phoenix and its subsidiaries as such activities and businesses are currently being conducted.

    (d) ENVIRONMENTAL LIABILITIES. Phoenix has not received notice of any material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim, nor, to Phoenix's knowledge, is any material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim threatened concerning any Phoenix Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Phoenix or any of its subsidiaries. Phoenix is not aware of any fact or circumstance which could involve Phoenix or any of its subsidiaries in any environmental litigation or impose upon Phoenix or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Phoenix.

    3.15 LABOR MATTERS. To Phoenix's knowledge, there are no activities or proceedings of any labor union to organize any employees of Phoenix or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Phoenix or any of its subsidiaries. Phoenix and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Phoenix.

    3.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in the Phoenix Schedules, neither Phoenix nor any of its subsidiaries is a party to or is bound by:

        (a) any collective bargaining agreements;

        (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

        (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, or member of Phoenix's Board of Directors, other than those that are terminable by Phoenix or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Phoenix's or any of its subsidiaries' ability to terminate employees at will;

        (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Phoenix or any of its subsidiaries and any of its officers or directors;

        (f) any agreement, contract or commitment containing any covenant limiting the freedom of Phoenix or any of its subsidiaries to engage in any line of business or compete with any person;

        (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

        (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

        (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

        (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify Phoenix's or any of its subsidiaries' software products);

        (k) any distribution agreement (identifying any that contain exclusivity provisions); or

        (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Phoenix or any of its subsidiaries under any such agreement, contract or commitment of $150,000 or more in the aggregate and is not cancelable without penalty within thirty
    (30) days.

    Neither Phoenix nor any of its subsidiaries, nor to Phoenix's knowledge any other party to a Phoenix Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Phoenix is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "PHOENIX CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Phoenix Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Phoenix.

    3.17 POOLING OF INTERESTS. To the knowledge of Phoenix, based on consultation with its independent accountants, neither Phoenix nor any of its directors, officers or stockholders has taken any action which would interfere with Phoenix's ability to account for the Merger as a pooling of interests.

    3.18 CHANGE OF CONTROL PAYMENTS. The Phoenix Schedules set forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Phoenix as a result of or in connection with the Merger.

    3.19 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by Phoenix for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Phoenix for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Phoenix's stockholders and Award's shareholders, at the time of the Phoenix Stockholders' Meeting or Award Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Phoenix Stockholders' Meeting or Award Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If, at any time prior to the Effective Time, any event relating to Phoenix or any of its affiliates, officers or directors should be discovered by Phoenix which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Phoenix shall promptly inform Award. Notwithstanding the foregoing, Phoenix makes no representation or warranty with respect to any information supplied by Award which is contained in any of the foregoing documents.

    3.20 BOARD APPROVAL. The Board of Directors of Phoenix has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Phoenix and its stockholders, and (ii) to recommend that the stockholders of Phoenix approve the issuance of shares of Phoenix Common Stock by virtue of the Merger.

    3.21 FAIRNESS OPINION. Phoenix has received a written opinion from Broadview Associates LLC, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Phoenix's stockholders from a financial point of view and has delivered to Award a copy of such opinion for informational purposes only.

    3.22 MINUTE BOOKS. The minute books of Phoenix made available to counsel for Award are the only minute books of Phoenix and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Phoenix.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Award (which for the purposes of this Article 4 shall include Award and each of its subsidiaries) and Phoenix (which for the purposes of this Article 4 shall include Phoenix and each of its subsidiaries) agree, except (i) in the case of Award as provided in Article 4 of the Award Schedules and in the case of Phoenix as provided in Article 4 of Phoenix Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Award and Phoenix agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business subject to the terms and provisions of that certain confidentiality agreement dated as of March 28, 1998 by and between Award and Phoenix (the "Confidentiality Agreement"). In addition, each of Award and Phoenix will promptly notify the other of any material event involving its business or operations subject to the terms and provisions of the Confidentiality Agreement. Furthermore, Award and Phoenix agree that, during the period prior to the Effective Time, they will exchange monthly summary financial data and that their respective senior management groups will participate in informational meetings on a monthly basis, at such time and place as shall be mutually agreeable subject to the terms and provisions of the Confidentiality Agreement. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    In addition, except as permitted by the terms of this Agreement, and except in the case of Award as provided in Article 4 of the Award Schedules and in the case of Phoenix in connection with the Phoenix Rights Plan or as provided in
Article 4 of Phoenix Schedules, without the prior written consent of the other, neither Award nor Phoenix shall do any of the following, and neither Award nor Phoenix shall permit its subsidiaries to do any of the following:

        (a) Waive any stock repurchase rights; accelerate, amend or change the period of exercisability of options or restricted stock; or reprice options granted under any employee, consultant or director stock plans; or authorize cash payments in exchange for any options granted under any of such plans;

        (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

        (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

        (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Award IP Rights or Phoenix IP Rights, as the case may be other than in the ordinary course of business, or enter into grants to future patent rights, other than in the ordinary course of business;

        (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than pursuant to the Phoenix Rights Plan;

        (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan or agreement existing on the date hereof, and other than pursuant to the Phoenix Rights Plan;

        (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) shares of Award Common Stock or Phoenix Common Stock, as the case may be, issued pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of Award Common Stock or Phoenix Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with stock option plans existing on the date hereof, (iii) shares of Award Common Stock or Phoenix Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), (iv) shares of Award Common Stock or Phoenix Common Stock, as the case may be, issuable to participants in the Phoenix 1991 Employee Stock Purchase Plan or the Award Employee Stock Purchase Plan consistent with past practice and the terms thereof, and (v) shares of Phoenix Preferred Stock pursuant to the Phoenix Rights Plan;

        (h) Cause, permit or propose any amendments to any charter document or bylaw (or similar governing instruments of any subsidiaries);

        (i) Except as set forth on the Award Schedules or Phoenix Schedules, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Award or Phoenix, as the case may be, or enter into any joint ventures, strategic partnerships or alliances;

        (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Award or Phoenix, as the case may be, except in the ordinary course of business consistent with past practice;

        (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Award or Phoenix, as the case may be, or guarantee any debt securities of others;

        (l) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

        (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

        (n) Make any grant of exclusive rights to any third party;

        (o) Take any action that would be reasonably likely to interfere with Phoenix's ability to account for the Merger as a pooling of interests; or

        (p) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (o) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS. As promptly as practicable after the execution of this Agreement, Award and Phoenix will prepare and file with the SEC the Proxy Statement, and Phoenix will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Award and Phoenix will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its respective shareholders or stockholders, as the case may be, at the earliest practicable time. As promptly as practicable after the date of this Agreement, Award and Phoenix will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Award and Phoenix will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Phoenix or Award, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other government entity, and/or mailing to the shareholders of Award and/or the stockholders of Phoenix, such amendment or supplement. The Proxy Statement will include the recommendation of the Board of Directors of Award in favor of adoption and approval of this Agreement and approval of the Merger. In addition, the Proxy Statement will include the recommendation of the Board of Directors of Phoenix in favor of the issuance of shares of Phoenix Common Stock by virtue of the Merger.

    5.2 MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS. Promptly after the date hereof, Award will take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Award Shareholders' Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement. Award will consult with Phoenix and use its commercially reasonable efforts to hold the Award Shareholders' Meeting on the same day as the Phoenix Stockholders' Meeting. Promptly after the date hereof, Phoenix will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the Phoenix Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the issuance of shares of Phoenix Common Stock by virtue of the Merger. Phoenix will consult with Award and will use its commercially reasonable efforts to hold the Phoenix Stockholders' Meeting on the same day as the Award Shareholders' Meeting. Award will use its best efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the National Association of Securities Dealers, Inc. or California Law. Phoenix will use its best efforts to solicit from its stockholders proxies in favor of the issuance of shares of Phoenix Common Stock by virtue of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the Rules of the National Association of Securities Dealers, Inc. or the Delaware General Corporation Law to obtain such approvals.

    5.3  ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) Subject to the Confidentiality Agreement and that certain Joint Defense Agreement, dated as of April 6, 1998, by and between counsel for Award and counsel for Phoenix (the "Joint Defense Agreement"), each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    (b) The parties acknowledge that Award and Phoenix have previously executed the Confidentiality Agreement and Joint Defense Agreement, which Confidentiality Agreement and Joint Defense Agreement will continue in full force and effect in accordance with their terms.

    5.4  NO SOLICITATION.

    (a)  RESTRICTIONS ON AWARD.

        (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Award and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of any proposals or offers by any person, entity or group (other than Phoenix and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Award or any of its subsidiaries to, or afford any access to the properties, books or records of Award or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Phoenix and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Award. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Award will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Award will (i) notify Phoenix as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable provide Phoenix with a copy of any such inquiry, proposal or Acquisition Proposal (or a detailed summary thereof if such inquiry, proposal or Acquisition Proposal is not in writing). In addition, subject to the other provisions of this Section 5.4(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Award and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Phoenix); PROVIDED, HOWEVER, that nothing herein shall prohibit Award's Board of Directors from taking and disclosing to Award's shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

        (ii) Notwithstanding the provisions of paragraph (a)(i) above, prior to the approval of this Agreement by the shareholders of Award at the Award Shareholders' Meeting, Award may, to the extent the Board of Directors of Award determines, in good faith, after consultation with outside legal counsel, that failure to do so would create a substantial risk of liability for breach of the Board's fiduciary duties under applicable law, participate in discussions or negotiations with, and, subject to the requirements of paragraph (a)(iii) below, furnish information to, any person, entity or group after such person, entity or group has delivered to Award in writing an unsolicited bona fide Acquisition Proposal which the Board of Directors of Award in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the shareholders of Award from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of Award (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (an "AWARD SUPERIOR PROPOSAL"). As promptly as practicable, Award will provide Phoenix with a copy of any such Award Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing). In addition, notwithstanding the provisions of paragraph (a)(i) above, in connection with a possible Acquisition Proposal, Award may refer any third party to this
    Section 5.4(a) or make a copy of this Section 5.4(a) available to a third party. In the event Award receives a Award Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of Award from approving such Award Superior Proposal or recommending such Award Superior Proposal to Award's shareholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Award may withdraw, modify or refrain from making its recommendations set forth in Section 5.1; PROVIDED, HOWEVER, that Award shall not accept or recommend to its shareholders, or enter into any agreement concerning, an Award Superior Proposal for a period of not less than 48 hours after Phoenix's receipt of a copy of such Award Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing), and provided further, that nothing contained in this Section shall limit Award's obligation to hold and convene the Award Shareholders' Meeting (regardless of whether the recommendations of the Board of Directors of Award shall have been withdrawn, modified or not yet made).

       (iii) Notwithstanding anything to the contrary in this paragraph (a), Award will not provide any non-public information to a third party unless:
    (x) Award provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is substantially the same information previously delivered to Phoenix.

    (b)  RESTRICTIONS ON PHOENIX.

        (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Phoenix and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Award and its affiliates, agents and representatives), or
    (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Phoenix or any of its subsidiaries to, or afford any access to the properties, books or records of Phoenix or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Award and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Phoenix. Phoenix will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Phoenix will (i) notify Award as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable provide Award with a copy of any such inquiry, proposal or Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Phoenix and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Award); PROVIDED, HOWEVER, that nothing herein shall prohibit Phoenix's Board of Directors from taking and disclosing to Phoenix's shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

        (ii) Notwithstanding the provisions of paragraph (a)(i) above, prior to the approval of this Agreement by the stockholders of Phoenix at the Phoenix Stockholders' Meeting, Phoenix may, to the extent the Board of Directors of Phoenix determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (a)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to Phoenix in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of Phoenix in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of Phoenix from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of Phoenix (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "PHOENIX SUPERIOR PROPOSAL"). As promptly as practicable, Phoenix will provide Award with a copy of any such Phoenix Superior Proposal. In addition, notwithstanding the provisions of paragraph (b)(i) above, in connection with a possible Acquisition Proposal, Phoenix may refer any third party to this Section 5.4(b) or make a copy of this Section 5.4(b) available to a third party. In the event Phoenix receives a Phoenix Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of Phoenix from approving such Phoenix Superior Proposal or recommending such Phoenix Superior Proposal to Phoenix's stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Phoenix may withdraw, modify or refrain from making its recommendations set forth in Section 5.1; PROVIDED, HOWEVER, that Phoenix shall not accept or recommend to its shareholders, or enter into any agreement concerning, a Phoenix Superior Proposal for a period of not less than 48 hours after Award's receipt of a copy of such Phoenix Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing), and provided further, that nothing contained in this Section shall limit Phoenix's obligation to hold and convene the Phoenix Stockholders' Meeting (regardless of whether the recommendations of the Board of Directors of Phoenix shall have been withdrawn, modified or not yet made).

       (iii) Notwithstanding anything to the contrary in paragraph (a), Phoenix will not provide any non-public information to a third party unless: (x) Phoenix provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is substantially the same information previously delivered to Award.

    5.5 PUBLIC DISCLOSURE. Phoenix and Award will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq Stock Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

    5.6 LEGAL REQUIREMENTS. Each of Phoenix, Merger Sub and Award will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Phoenix will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Phoenix Common Stock pursuant hereto. Award will use its commercially reasonable efforts to assist Phoenix as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Phoenix Common Stock pursuant hereto.

    5.7 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Phoenix and Award will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    5.8 FIRPTA. At or prior to the Closing, Award, if requested by Phoenix, shall deliver to the IRS a notice that the Award Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

    5.9 NOTIFICATION OF CERTAIN MATTERS. Subject to the terms and provisions of the Confidentiality Agreement, Phoenix and Merger Sub will give prompt notice to Award, and Award will give prompt notice to Phoenix, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Phoenix and Merger Sub or Award, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.10 COMMERCIALLY REASONABLE EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of Phoenix and Award under this Agreement, each of the parties to this Agreement will use its commercially reasonable efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, the respective rights and obligations of Phoenix and Award to obtain regulatory approval under the HSR Act shall be governed exclusively by Section 5.18 below.

    5.11  STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN.

    (a) At the Effective Time, each outstanding option to purchase shares of Award Common Stock (each a "AWARD STOCK OPTION") under the Award Stock Option Plans, whether or not exercisable, will be assumed by Phoenix. Each Award Stock Option so assumed by Phoenix under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Award Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Award Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Phoenix Common Stock equal to the product of the number of shares of Award Common Stock that were issuable upon exercise of such Award Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Phoenix Common Stock, and (ii) the per share exercise price for the shares of Phoenix Common Stock issuable upon exercise of such assumed Award Stock Option will be equal to the quotient determined by dividing the exercise price per share of Award Common Stock at which such Award Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Phoenix will issue to each holder of an outstanding Award Stock Option a notice describing the foregoing assumption of such Award Stock Option by Phoenix.

    (b) It is the intention of the parties that Award Stock Options assumed by Phoenix qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Award Stock Options qualified as incentive stock options immediately prior to the Effective Time. Notwithstanding anything contained in Section 1.6(c) or Section 5.11 hereof, or any other provision of this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any adjustments to the Award Employee Stock Purchase Plan and any employee stock purchase plan maintained by Phoenix shall be determined so as to comply with Sections 423 and 424 of the Code and the regulations promulgated thereunder (specifically the provisions of Code Section 424(a) and 424(h)(3)(A) and Treasury Regulation
Section 1.425-1) such that Phoenix's assumption of options granted under the Award Employee Stock Purchase Plan by reason of the Merger shall not constitute a "modification."

    (c) Phoenix will reserve sufficient shares of Phoenix Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof. Phoenix has authorized and will keep reserved at all times, sufficient shares of Phoenix's Preferred Stock issuable pursuant to the Phoenix Rights Plan for issuance under Sections 1.6(d) and (f) hereof.

    5.12  AWARD WARRANTS.

    (a) At the Effective Time, each outstanding Award Warrant, whether or not exercisable, will be assumed by Phoenix. Each Award Warrant so assumed by Phoenix under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Award Warrant immediately prior to the Effective Time, except that (i) each Award Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Phoenix Common Stock equal to the product of the number of shares of Award Common Stock that were issuable upon exercise of such Award Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Phoenix Common Stock, and (ii) the per share exercise price for the shares of Phoenix Common Stock issuable upon exercise of such assumed Award Warrant will be equal to the quotient determined by dividing the exercise price per share of Award Common Stock at which such Award Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Phoenix will issue to each holder of an outstanding Award Warrant a notice describing the foregoing assumption of such Award Warrant by Phoenix.

    (b) Phoenix will reserve sufficient shares of Phoenix Common Stock for issuance under Section 5.12(a) and under Section 1.6(d) hereof.

    5.13 FORM S-8. Phoenix agrees to file a registration statement on Form S-8 for the shares of Phoenix Common Stock issuable with respect to assumed Award Stock Options and the Award Employee Stock Purchase Plan promptly after the Closing Date.

    5.14  INDEMNIFICATION AND INSURANCE.

    (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Award pursuant to any indemnification agreements between Award and its directors and officers existing prior to the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Articles of Incorporation and Bylaws of Award, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Award, unless such modification is required by law.

    (b) After the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws, indemnify and hold harmless, each present director or officer of Award (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of Award arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Phoenix, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither Phoenix, the Surviving Corporation nor any Indemnified Party will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and PROVIDED, FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (c) For a period of six years after the Effective Time, Phoenix will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Award's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Phoenix; PROVIDED, HOWEVER, that in no event will Phoenix or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by Award for such coverage or such coverage as is available for such 200% of the annual premium.

    (d) This Section 5.13 will survive the consummation of the Merger at the Effective Time, is intended to benefit Award, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

    (e) Phoenix and the Surviving Corporation jointly and severally agree to pay all expenses, including attorney's fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this
Section 5.13.

    5.15 TAX-FREE REORGANIZATION. At least two days prior to the effectiveness of the Registration Statement, Phoenix and Award shall execute and deliver to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation tax representation letters as requested by such counsel for the purposes of rendering the opinions referred to in Section 6.1(d). Neither Phoenix nor Award will take any action which would cause the Merger to fail to be treated as a reorganization within the meaning of Section 368 of the Code.

    5.16 NMS LISTING. Phoenix agrees to authorize for listing on the Nasdaq National Market the shares of Phoenix Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

    5.17 PHOENIX AFFILIATE AGREEMENT. Set forth on Phoenix Schedules is a list of those persons who may be deemed to be, in Phoenix's reasonable judgment, affiliates of Phoenix within the meaning of Rule 145 promulgated under the Securities Act (a "PHOENIX AFFILIATE"). Phoenix will provide Award with such information and documents as Award reasonably requests for purposes of reviewing such list. Phoenix will use its commercially reasonable efforts to deliver or cause to be delivered to Award, as promptly as practicable on or following the date hereof, from each Phoenix Affiliate an executed affiliate agreement in substantially the form attached hereto as EXHIBIT D, each of which will be in full force and effect as of the Effective Time.

    5.18 AWARD AFFILIATE AGREEMENT. Set forth on the Award Schedules is a list of those persons who may be deemed to be, in Award's reasonable judgment, affiliates of Award within the meaning of Rule 145 promulgated under the Securities Act (a "AWARD AFFILIATE"). Award will provide Phoenix with such information and documents as Phoenix reasonably requests for purposes of reviewing such list. Award will use its commercially reasonable efforts to deliver or cause to be delivered to Phoenix, as promptly as practicable on or following the date hereof, from each Award Affiliate an executed affiliate agreement in substantially the form attached hereto as EXHIBIT E (the "AWARD AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Phoenix will be entitled to place appropriate legends on the certificates evidencing any Phoenix Common Stock to be received by a Award Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Phoenix Common Stock, consistent with the terms of the Award Affiliates Agreement.

    5.19 REGULATORY FILINGS; REASONABLE EFFORTS. As soon as practicable after the date of this Agreement, Award and Phoenix shall each file all requisite documents and notifications in connection with the Merger required to be filed pursuant to the HSR Act and comparable merger notification laws or regulations of other jurisdictions, foreign or domestic. Thereafter, Phoenix and Award will make or cause to be made all such other filings and submissions under the HSR Act and the merger control laws and regulations applicable to Award and Phoenix for the consummation of the Merger. Subject to agreed confidentiality restrictions, Award and Phoenix will coordinate and cooperate with one another in exchanging such information, promptly notifying one another upon the receipt of any demand, request or other communication from an agency or jurisdiction reviewing the Merger, and rendering such reasonable assistance as the other may request in connection with the foregoing. Notwithstanding anything to the contrary contained in this Section 5.19, the parties agree that, in response to any action taken or threatened to be taken by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, neither party shall be required to sell, license or otherwise dispose of, hold separate or otherwise divest itself of any Shares or any material portion of the business or assets of the respective companies or any of their affiliates or subsidiaries.

    5.20 BOARD OF DIRECTORS OF THE COMBINED COMPANY. The Board of Directors of Phoenix will take all actions necessary to cause the Board of Directors of Phoenix, immediately after the Effective Time, to consist of six (6) persons, four (4) of whom shall have served on the Board of Directors of Phoenix immediately prior to the Effective Time, and two of whom shall have served on the Board of Directors of Award immediately prior to the Effective Time (including George C. Huang). The two designees of Award shall be designated Class I directors. If, prior to the Effective Time, any of the Award designees shall decline or be unable to serve as a Phoenix director, Award shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to Phoenix.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER AND SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the shareholders of Award; and the issuance of shares of Phoenix Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under applicable law and the rules of the National Association of Securities Dealers, Inc. by the stockholders of Phoenix.

        (b) REGISTRATION STATEMENT EFFECTIVE. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

        (c) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early.

        (d) TAX OPINIONS. Phoenix and Award shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation and Cooley Godward LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

    provided, however, that if such counsel does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Award or Phoenix, as the case may be, renders such opinion. In rendering such opinions, counsel may rely on any representations provided by Phoenix and Award pursuant to Section 5.15.

        (e) NASDAQ LISTING. The shares of Phoenix Common Stock issuable to stockholders of Award pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

        (f) OPINION OF ACCOUNTANTS. Phoenix shall have received a letter from Ernst & Young LLP dated within two (2) business days prior to the Effective Time, regarding that firm's concurrence with Phoenix's management's conclusion as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

        (g) OPINION OF ACCOUNTANTS. Award shall have received a letter from Price Waterhouse LLP, dated within two (2) business days prior to the Effective Time, addressed to Award, reasonably satisfactory in form and substance to Award, to the effect that, after reasonable investigation, Price Waterhouse LLP is not aware of any fact concerning Award or any of Award's shareholders or affiliates that could preclude Phoenix from accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16; provided, however, that if Price Waterhouse LLP does not render such opinion or withdraws or modifies such opinion, this condition may, at Phoenix's option, nonetheless be deemed to be satisfied if Ernst & Young LLP renders the opinion described in Section 6.1(f).

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF AWARD. The obligations of Award to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Award:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Phoenix and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Phoenix Disclosure Schedules, unless otherwise agreed by Award), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, (i) primarily result from or relate to (x) the announcement or pendency of the Merger, (y) conditions affecting the general global economy or regional economy in which Phoenix operates its business, or (z) conditions affecting the system level software industry as a whole, or (ii) would not have a Material Adverse Effect on Phoenix (provided that any determination with regard to a Material Adverse Effect on Phoenix shall be made without regard to any materiality qualification or particular dollar threshold in any particular representation); and Award shall have received a certificate to such effect signed on behalf of Phoenix by the President and the Chief Financial Officer of Phoenix.

        (b) AGREEMENTS AND COVENANTS. Phoenix and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Award shall have received a certificate to such effect signed on behalf of Phoenix by the President and the Chief Financial Officer of Phoenix.

        (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Phoenix shall have occurred since the date of this Agreement (except for those changes, events and effects that primarily result from or relate to
    (i) the announcement or pendency of the Merger, (ii) conditions affecting the general global economy or regional economy in which Phoenix operates its business, or (iii) conditions affecting the system level software industry as a whole).

    6.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PHOENIX AND MERGER
SUB. The obligations of Phoenix and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Phoenix:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Award contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Award Disclosure Schedules, unless otherwise agreed by Phoenix), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, (i) primarily result from or relate to (x) the announcement or pendency of the Merger, (y) conditions affecting the general global economy or regional economy in which Award operates its business, or (z) conditions affecting the system level software industry as a whole, or (ii) would not have a Material Adverse Effect on Award (provided that any determination with regard to a Material Adverse Effect on Award shall be made without regard to any materiality qualification or particular dollar threshold in any particular representation); and Phoenix shall have received a certificate to such effect signed on behalf of Award by the President and the Chief Financial Officer of Award.

        (b) AGREEMENTS AND COVENANTS. Award shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Phoenix shall have received a certificate to such effect signed on behalf of Award by the President and the Chief Financial Officer of Award.

        (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Award shall have occurred since the date of this Agreement (except for those changes, events and effects that primarily result from or relate to
    (i) the announcement or pendency of the Merger, (ii) conditions affecting the general global economy or regional economy in which Award operates its business, or (iii) conditions affecting the system level software industry as a whole.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of Award or the approval of the issuance of Phoenix Common Stock in connection with the Merger by the stockholders of Phoenix:

        (a) by mutual written consent duly authorized by the Boards of Directors of Phoenix and Award;

        (b) by either Award or Phoenix if the Merger shall not have been consummated by September 30, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

        (c) by either Award or Phoenix if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "ORDER"), having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and nonappealable;

        (d) by either Award or Phoenix if (i) the Award Shareholders' Meeting shall have been held (either on the date for which such meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the required approvals of the shareholders of Award (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Award where the failure to obtain Award shareholder approval shall have been caused by the action or failure to act of Award and such action or failure to act constitutes a material breach by Award of this Agreement);

        (e) by either Award or Phoenix if (i) the Phoenix Stockholders' Meeting shall have been held (either on the date for which such meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) the issuance of the shares of Common Stock of Phoenix by virtue of the Merger shall not have been approved at such meeting by the required approvals of the stockholders of Phoenix (provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Phoenix where the failure to obtain Phoenix stockholder approval shall have been caused by the action or failure to act of Phoenix and such action or failure to act constitutes a material breach by Phoenix of this Agreement);

        (f) by Phoenix or Award (at any time prior to the adoption and approval of this Agreement and the Merger by required approvals of the shareholders of Award) if: (i) the Board of Directors of Award shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Phoenix its recommendation without dissenting vote in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Award shall have failed to include in the Proxy Statement the recommendation without dissenting vote of the Board of Directors of Award in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of Award fails to reaffirm its recommendation without dissenting vote in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after Phoenix requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal with respect to Award; (iv) the Board of Directors of Award shall have approved or publicly recommended any Acquisition Proposal with respect to Award; (v) Award shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal with respect to Award; or (vi) a tender or exchange offer relating to securities of Award shall have been commenced by a person unaffiliated with Phoenix, and Award shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Award recommends rejection of such tender or exchange offer;

        (g) by Phoenix or Award (at any time prior to the adoption and approval of this Agreement and the Merger by required approvals of the shareholders of Award) if: (i) the Board of Directors of Phoenix shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Award its recommendation without dissenting vote in favor of, the issuance of the shares of Common Stock of Phoenix by virtue of the Merger; (ii) Phoenix shall have failed to include in the Proxy Statement the recommendation without dissenting vote of the Board of Directors of Award in favor of the issuance of the shares of Common Stock of Phoenix by virtue of the Merger; (iii) the Board of Directors of Phoenix fails to reaffirm its recommendation without dissenting vote in favor of the issuance of the shares of Common Stock of Phoenix by virtue of the Merger within ten (10) business days after Award requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal with respect to Phoenix; (iv) the Board of Directors of Phoenix shall have approved or publicly recommended any Acquisition Proposal with respect to Phoenix; (v) Phoenix shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal with respect to Phoenix; or (vi) a tender or exchange offer relating to securities of Phoenix shall have been commenced by a person unaffiliated with Award, and Phoenix shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Phoenix recommends rejection of such tender or exchange offer;

        (h) by Phoenix if any of Award's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Award's covenants contained in this Agreement shall have been breached, in either case such that the conditions set forth in
    Section 6.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if an inaccuracy in Award's representations and warranties or a breach of a covenant by Award is curable by Award prior to or during the 30-day period commencing upon delivery by Phoenix of written notice to Award describing such breach or inaccuracy and Award is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Phoenix may not terminate this Agreement under this Section 7.1(h) on account of such inaccuracy or breach; or

        (i) by Award if any of Phoenix's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Phoenix's covenants contained in this Agreement shall have been breached, in either case such that the conditions set forth in Section 6.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if an inaccuracy in Phoenix's representations and warranties or a breach of a covenant by Phoenix is curable by Phoenix prior to or during the 30-day period commencing upon delivery by Award of written notice to Phoenix describing such breach or inaccuracy and Phoenix is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Award may not terminate this Agreement under this Section 7.1(i) on account of such inaccuracy or breach.

        (j) by either Phoenix or Award upon written notice to the other party, if, at any time prior to the Registration Statement being declared effective, Ernst & Young LLP shall have indicated in writing to Phoenix that it is unable to render the opinion reasonably required by Section 6.1(f) and that it cannot reasonably be anticipated that it will be able to render such opinion within thirty (30) days of the date of such writing; provided, however, that, in the event Ernst & Young LLP is unable to render such opinion as a result of a breach by either Phoenix or Award of any representation, warranty or covenant in this Agreement, such breaching party may not terminate this Agreement pursuant to this Section 7.1(j).

    7.2  NOTICE OF TERMINATION; EFFECT OF TERMINATION.

    (a) Subject to Sections 7.2(b) and (c), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    (b) Any termination of this Agreement by Award pursuant to Sections 7.1(d), or 7.1(f) hereof shall be of no force or effect unless prior to such termination Award shall have paid to Phoenix any amounts payable pursuant to Section 7.3(b) or 7.3(d).

    (c) Any termination of this Agreement by Phoenix pursuant to Sections 7.1(e) or 7.1(g) hereof shall be of no force or effect unless prior to such termination Phoenix shall have paid to Award any amounts payable pursuant to Section 7.3(c) or 7.3(e).

    7.3  FEES AND EXPENSES.

    (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Phoenix and Award shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and the filing of the premerger notification and report forms relating to the Merger under the HSR Act.

    (b) If this Agreement is terminated by Phoenix or Award pursuant to Section 7.1(f), then Award shall pay to Phoenix, in cash (by wire transfer or cashiers check), a nonrefundable fee of $4,000,000 ("TERMINATION FEE") within three (3) days of such termination.

    (c) If this Agreement is terminated by Phoenix or Award pursuant to Section 7.1(g), then Phoenix shall pay to Award, in cash (by wire transfer or cashiers check), the Termination Fee within three (3) days of such termination.

    (d) If this Agreement is terminated by Award or Phoenix pursuant to Section 7.1(d) and (i) an Acquisition Proposal with respect to Award shall have been consummated or (ii) Award shall enter into a definitive agreement with respect to an Acquisition Proposal with respect to Award, in either case at any time prior to six months after the date of this Agreement, Award shall pay to Phoenix the Termination Fee contemporaneously with the earlier of (i) the consummation of such Acquisition or (ii) the public announcement by Award of its entry into a definitive agreement with respect to such Acquisition Proposal.

    (e) If this Agreement is terminated by Award or Phoenix pursuant to Section 7.1(e) and (i) an Acquisition Proposal with respect to Phoenix shall have been consummated or (ii) Phoenix shall enter into a definitive agreement with respect to an Acquisition Proposal with respect to Phoenix, in either case at any time prior to six months after the date of this Agreement, Phoenix shall pay to Award the Termination Fee contemporaneously with the earlier of (i) the consummation of such Acquisition or (ii) the public announcement by Phoenix of its entry into a definitive agreement with respect to such Acquisition Proposal.

    (f) Payment of the fees described in Section 7.3(b), (c), (d) and (e) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

    7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Award, Phoenix and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a) if to Phoenix or Merger Sub, to:

        Phoenix Technologies, Inc.
        411 E. Plumeria Drive
        San Jose, California 95134

        Attention: President
        Telephone No.: (408) 570-1000
        Telecopy No.: (408) 570-1238

        with a copy at the same address to the attention of the General Counsel, and with a copy to:

        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, CA 94304
        Attn: Larry W. Sonsini, Esq.
        Telephone No.: (650) 493-9300
        Telecopy No.: (650) 493-6811

    (b) if to Award, to:

        Award Software International, Inc.

        777 East Middlefield Road
        Mountain View, California 94043

        Attention: President
        Telephone No.: (650) 968-4433
        Telecopy No.: (650) 526-2395

        with a copy to:

        Cooley Godward LLP
        5 Palo Alto Square, 4th Floor
        Palo Alto, CA 94306
        Attn: James C. Kitch, Esq.
        Telephone No.: (650) 843-5000
        Telecopy No.: (650) 857-0663

    8.3  INTERPRETATION; KNOWLEDGE.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of Award or Phoenix, as the case may be, have actual knowledge of such matter.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Award Schedules and Phoenix Schedules (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

    8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the parties.

    IN WITNESS WHEREOF, Phoenix, Merger Sub, and Award have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                PHOENIX TECHNOLOGIES LTD.

                                By:                 /s/ JACK KAY
                                     -----------------------------------------
                                                   Name: Jack Kay
                                        Title: PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                                AWARD SOFTWARE INTERNATIONAL, INC.

                                By:             /s/ GEORGE C. HUANG
                                     -----------------------------------------
                                               Name: George C. Huang
                                        Title: PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                                PORTLAND ACQUISITION CORPORATION

                                By:                 /s/ JACK KAY
                                     -----------------------------------------
                                                   Name: Jack Kay
                                        Title: PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                       **** REORGANIZATION AGREEMENT ****

                                   EXHIBIT A

                           PHOENIX TECHNOLOGIES LTD.

                                VOTING AGREEMENT

    This Voting Agreement ("AGREEMENT") is made and entered into as of April   ,
1998, between Award Software International, Inc., a California corporation (the "COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of Phoenix Technologies Ltd., a Delaware corporation ("PARENT").

                                    RECITALS

    A. Concurrently with the execution of this Agreement, the Company, Parent and Portland Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

    B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of Parent as is indicated on the final page of this Agreement (the "SHARES").

    C. As a material inducement to enter into the Merger Agreement, the Company desires the Stockholder to agree, and the Stockholder is willing to agree to vote the Shares and any other such shares of capital stock of Parent so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

        1.  AGREEMENT TO VOTE SHARES: ADDITIONAL PURCHASES.

        1.1 AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval of (x) the amendment of Parent's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of its Common Stock by virtue of the Merger, (y) the issuance of shares of such Common Stock by virtue of the Merger and (z) any matter that could reasonably be expected to facilitate the Merger.

        1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by law, with respect to the total number of shares of capital stock of Parent beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

        3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder represents and warrants that he/she/it (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Parent other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has absolute and unrestricted power, capacity and authority to make, enter into and perform the obligations imposed pursuant to the terms of this Agreement.

        4. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

        5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company to carry out the intent of this Agreement.

        6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

        7.  MISCELLANEOUS.

        7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

        7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to the Company:   Award Software International, Inc.
                     777 East Middlefield Road
                     Mountain View, CA 94043
                     Attn: President

With a copy to:      Cooley Godward LLP
                     Five Palo Alto Square
                     3000 El Camino Real
                     Palo Alto, California 94306-2155
                     Attn:  Matthew P. Fisher, Esq.

If to the            To the address for notice set forth on the last page
Stockholder:         hereof.

With a copy to:      Wilson Sonsini Goodrich & Rosati, P.C.
                     650 Page Mill Road
                     Palo Alto, California 94304-1050
                     Attn:  Larry W. Sonsini, Esq.
                     Herbert P. Fockler, Esq.

       or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

        7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

        7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                          AWARD SOFTWARE INTERNATIONAL, INC.

                                          By: ---------------------------------

                                          Title: -------------------------------

                                          STOCKHOLDER:

                                          By:
                                          --------------------------------------

                                          Stockholder's Address for Notice:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          ------- Shares of Common Stock
                                          Beneficially Owned

                ***PHOENIX TECHNOLOGIES LTD. VOTING AGREEMENT***

                                   EXHIBIT A

                               IRREVOCABLE PROXY

    The undersigned stockholder of Phoenix Technologies Ltd., a Delaware corporation ("PARENT"), hereby irrevocably appoints the members of the Board of Directors of Award Software International, Inc., a California corporation (the "COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Parent beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of
April       , 1998 (the "MERGER AGREEMENT"), among Parent, Portland Acquisition
Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked. The undersigned stockholder hereby agrees that no subsequent proxies will be given.

    This proxy is irrevocable, is granted pursuant to the Voting Agreement dated
as of April   , 1998 between the Company and the undersigned stockholder (the
"VOTING AGREEMENT"), and is granted in consideration of the Company entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the stockholders of Parent, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of (x) the amendment of Parent's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of its Common Stock by virtue of the Merger, (y) the issuance of shares of such Common Stock by virtue of the Merger and (z) any other matter that could reasonably be expected to facilitate the Merger.

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of (x) the amendment of Parent's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of its Common Stock by virtue of the Merger, (y) the issuance of shares of such Common Stock by virtue of the Merger and (z) any other matter that could reasonably be expected to facilitate the Merger. The undersigned stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable.

Dated:  April   , 1998

Signature of Stockholder: -----------------------

Print Name of Stockholder: -----------------------

------- Shares of Common Stock Beneficially Owned


                     ***PHOENIX TECHNOLOGIES LTD. PROXY***

                                   EXHIBIT B
                       AWARD SOFTWARE INTERNATIONAL, INC.
                                VOTING AGREEMENT

    This Voting Agreement ("AGREEMENT") is made and entered into as of April   ,
1998, between Phoenix Technologies Ltd., a Delaware corporation ("PARENT"), and the undersigned shareholder ("SHAREHOLDER") of Award Software International, Inc., a California corporation (the "COMPANY").

                                    RECITALS

    A. Concurrently with the execution of this Agreement, Parent, the Company and Portland Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

    B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "SHARES").

    C. As a material inducement to enter into the Merger Agreement, Parent desires the Shareholder to agree, and the Shareholder is willing to agree to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

        1.  AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES.

        1.1 AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of (x) approval of the Merger Agreement and the Merger and (y) any matter that could reasonably be expected to facilitate the Merger.

        1.2 ADDITIONAL PURCHASES. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by law, with respect to the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

        3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder represents and warrants that he/she/it (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has absolute and unrestricted power, capacity and authority to make, enter into and perform the obligations imposed pursuant to the terms of this Agreement.

        4. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

        5. ADDITIONAL DOCUMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent to carry out the intent of this Agreement.

        6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

        7.  MISCELLANEOUS.

        7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

        7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:


If to Parent:                          Phoenix Technologies Ltd.
                                       411 E. Plumeria Drive
                                       San Jose, CA 95134
                                       Attn: President


With a copy to:                        Wilson Sonsini Goodrich & Rosati,
                                       P.C.
                                       650 Page Mill Road
                                       Palo Alto, California 94304-1050
                                       Attn:    Larry W. Sonsini, Esq.
                                               Herbert P. Fockler, Esq.

If to the Shareholder:                 To the address for notice set forth
                                       on the last page hereof.

With a copy to:                        Cooley Godward LLP
                                       Five Palo Alto Square
                                       3000 El Camino Real
                                       Palo Alto, California 94306-2155
                                       Attn:    Matthew P. Fisher, Esq.

    or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

        7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

        7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                          PHOENIX TECHNOLOGIES LTD.

                                          By: ---------------------------------

                                          Title: -------------------------------

                                          SHAREHOLDER:

                                          By:
                                          --------------------------------------

                                          Shareholder's Address for Notice:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          ------- Shares of Common Stock
                                          Beneficially Owned

           ***AWARD SOFTWARE INTERNATIONAL, INC. VOTING AGREEMENT***

                                   EXHIBIT A
                               IRREVOCABLE PROXY

    The undersigned shareholder of Award Software International, Inc., a California corporation (the "COMPANY"), hereby irrevocably appoints the members of the Board of Directors of Phoenix Technologies Ltd., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of
April   , 1998 (the "MERGER AGREEMENT"), among Parent, Portland Acquisition
Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked. The undersigned hereby agrees that no subsequent proxies will be given.

    This proxy is irrevocable, is granted pursuant to the Voting Agreement dated
as of April   , 1998 between Parent and the undersigned shareholder (the "VOTING
AGREEMENT"), and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the shareholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any other matter that could reasonably be expected to facilitate the Merger.

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any other matter that could reasonably be expected to facilitate the Merger. The undersigned shareholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable.

Dated:  April   , 1998

Signature of Shareholder:-------------------------

Print Name of Shareholder:-----------------------

------- Shares of Common Stock Beneficially Owned


                 ***AWARD SOFTWARE INTERNATIONAL, INC. PROXY***

                                   EXHIBIT C
                              AGREEMENT OF MERGER
                                       OF
                        PORTLAND ACQUISITION CORPORATION
                                      AND
                       AWARD SOFTWARE INTERNATIONAL, INC.

    This Agreement of Merger, dated as of the [      ] day of [      ], 1998
("MERGER AGREEMENT"), by and among Portland Acquisition Corporation ("MERGER SUB"), a California corporation and a wholly owned subsidiary of Phoenix Technologies, Ltd, a Delaware corporation ("PHOENIX"), and Award Software International, Inc., a California corporation ("AWARD" or the "SURVIVING CORPORATION").

                                    RECITALS

    A. Award was incorporated in the State of California on [      ], 1983, and
as of [      ], 1998 had [      ] shares of its Common Stock, no par value,
outstanding ("AWARD COMMON").

    B. Merger Sub was incorporated in the State of California on April 3, 1998, and on the date hereof has 1,000 shares of its Common Stock, no par value, outstanding, all of which are owned by Phoenix.

    C.  Phoenix, Merger Sub and Award have entered into an Agreement and Plan of
Reorganization dated as of [      ], 1998 (the "REORGANIZATION AGREEMENT")
providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Reorganization Agreement are intended to be construed together to effectuate their purpose.

    D. The shareholders of Award and Merger Sub and the Board of Directors of Phoenix deem it advisable and in their mutual best interests and in the best interests of the shareholders of Award and Merger Sub, respectively, that Merger Sub be merged with and into Award (the "MERGER").

    E. The Boards of Directors of Phoenix, Award and Merger Sub and the shareholders of Merger Sub and Award have approved the Merger. The shareholders of Phoenix have approved the issuance of shares of Common Stock, par value $0.001 per share, of Phoenix ("PHOENIX COMMON") by virtue of the Merger.

                                   AGREEMENTS

    The parties hereto hereby agree as follows:

        1. Merger Sub shall be merged with and into Award, and Award shall be the Surviving Corporation.

        2.  The Merger shall become effective at 4:30 p.m. California time on
    [      ], 1998 (the "EFFECTIVE TIME").

        3. As of the Effective Time, each outstanding share of Common Stock, no par value, of Merger Sub shall be converted into and exchanged for one (1) share of Common Stock, no par value, of the Surviving Corporation.

        4. Upon the Effective Time of the Merger, each outstanding share of Award Common shall be converted automatically into and exchanged for the right to receive 1.225 shares of Phoenix Common ("MERGER CONSIDERATION"), except that all shares of Award Common that are owned directly or indirectly by Award, Phoenix or any subsidiary of Award or Phoenix shall be canceled, and no cash or securities of Phoenix or other consideration shall be delivered in exchange therefor.

        5. As of the Effective Time all certificates representing shares of Award Common, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Award Common shall cease to have any rights with respect thereto except the right to receive the appropriate portion of the Merger Consideration upon surrender of such certificate.

        6. Any shares ("DISSENTING SHARES") of any holder of Award Common who has demanded and perfected appraisal rights for such shares in accordance with the California General Corporation Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into Merger Consideration but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California General Corporation Law. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Merger Consideration in accordance with Section 4 hereof.

        7. Notwithstanding any other term or provision hereof, no fraction of a share of Phoenix Common will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Award Common who would otherwise be entitled to a fraction of a share of Phoenix Common (after aggregating all fractional shares of Phoenix Common to be received by such holder) shall receive from Phoenix an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of a share of Phoenix Common on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

        8. The conversion of Award Common as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Award Common shall thereupon be entitled to receive Merger Consideration in accordance with Section 4 hereof. Promptly after the Effective Time, such shareholder shall be entitled to receive certificates that represent the number of shares of Phoenix Common Stock issuable to such shareholder under this Merger Agreement upon surrender as set forth in the Reorganization Agreement of such shareholder's certificates which immediately prior to the Effective Time represented outstanding shares of Award Common Stock.

        No dividends or other distributions on Phoenix Common declared or made after the Effective Time shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable laws, following surrender of any certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the Phoenix Common so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

        All Merger Consideration and cash paid in accordance with Section 7 hereof delivered upon the surrender for exchange of shares of Award Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Award Common. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 8.

        9. At the Effective Time of the Merger, the separate existence of Merger Sub shall cease, and Award shall succeed, without other transfer, to all of the rights and properties of Merger Sub and shall be subject to all the debts and liabilities thereof in the same manner as if Award had itself incurred them.

        10. Upon the Merger becoming effective, the Articles of Incorporation of the Surviving Corporation shall be amended in full to read as set forth in EXHIBIT A attached hereto.

        11. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of Award and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of Phoenix and Award, and the shareholders of Award.

           (b) Notwithstanding the approval of this Merger Agreement by the shareholders of Award and Merger Sub, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

           (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Award, Phoenix or Merger Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

           (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

           (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Award and Merger Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

                                          PORTLAND ACQUISITION CORPORATION

                                          --------------------------------------

                                          President

                                          --------------------------------------

                                          Secretary

                                          AWARD SOFTWARE INTERNATIONAL, INC.

                                          --------------------------------------

                                          President

                                          --------------------------------------

                                          Secretary

                                   EXHIBIT A
                           ARTICLES OF INCORPORATION
                                       OF
                        PORTLAND ACQUISITION CORPORATION

                                   Article I.

    The name of this corporation is "Portland Acquisition Corporation."

                                  Article II.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  Article III.

    The name and address in the State of California of this corporation's initial agent for service of process is:

                                  Burke Norton
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                                   Article V.

    This corporation is authorized to issue one class of stock, designated Common Stock. The total number of shares of Common Stock which this corporation is authorized to issue is One Thousand (1,000).

                                  Article VI.

    (a) LIMITATION OF DIRECTOR'S LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    (b) INDEMNIFICATION OF CORPORATE AGENTS. The corporation is authorized to indemnify the directors and officers to the fullest extent permissible under California law.

    (c) REPEAL OR MODIFICATION. Any amendment, repeal or modification of the foregoing provision of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.

Dated:             , 1998

                                          --------------------------------------
                                                Burke Norton, Incorporator

                             OFFICERS' CERTIFICATE
                                       OF
                       AWARD SOFTWARE INTERNATIONAL, INC.

    [          ], President, and [          ], Secretary, of Award Software
International, Inc., a corporation duly organized and existing under the laws of the State of California (the "CORPORATION"), do hereby certify:

        1. They are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

        2. The authorized capital stock of the Corporation consists of 40,000,000 shares of Common Stock, no par value, of which there are
    [          ] shares outstanding and entitled to vote on the Agreement of
    Merger in the form attached, and 5,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding or entitled to vote on the Agreement of Merger in the form attached.

        3. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the Corporation in accordance with the General Corporation Law of the State of California.

        4.  The shareholder approval was by the holders of      % of the
    outstanding shares of the Corporation. The required vote was a majority of the outstanding shares of Common Stock, no par value, of the Corporation.

    Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own
knowledge. Executed in Mountain View, California, on [          ], 1998.

                                          --------------------------------------
                                                        President

                                          --------------------------------------
                                                        Secretary

                             OFFICERS' CERTIFICATE
                                       OF
                        PORTLAND ACQUISITION CORPORATION

    [          ], President and, [          ], Secretary, of Portland
Acquisition Corporation, a corporation duly organized and existing under the laws of the State of California (the "CORPORATION"), do hereby certify that:

        1. They are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

        2. There is only one authorized class of shares of the Corporation, consisting of 1,000 shares of Common Stock, no par value, and the total number of issued and outstanding shares is 1,000, all of which are held by Phoenix Technologies, Ltd, a Delaware corporation ("PHOENIX").

        3. The Agreement of Merger in the form attached was approved by the board of directors and the shareholder of the Corporation in accordance with the General Corporation Law of the State of California.

        4. The shareholder approval was by the holder of 100% of the outstanding shares of the Corporation. The required vote was a majority of the outstanding shares of Common Stock, no par value, of the Corporation.

        5. The stockholders of Phoenix have approved the issuance of shares of Common Stock, par value $0.001 per share, of Phoenix by virtue of the Merger in accordance with the Delaware General Corporation Law.

    The undersigned declare under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed
in San Jose, California, on [          ], 1998.

                                          --------------------------------------
                                                        President

                                          --------------------------------------
                                                        Secretary

                                   EXHIBIT D
                           PHOENIX TECHNOLOGIES LTD.
                              AFFILIATE AGREEMENT

    This Affiliate Agreement ("AGREEMENT") is made and entered into as of April
      , 1998, between Phoenix, a Delaware corporation ("PHOENIX"), Award Software International, Inc., a California corporation ("AWARD"), and the undersigned affiliate ("AFFILIATE") of Phoenix.

    WHEREAS, Phoenix and Award have entered into an Agreement and Plan of Reorganization ("MERGER AGREEMENT") pursuant to which Award and Phoenix intend to enter into a business combination transaction to pursue their long term business strategies (the "MERGER") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement);

    WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Phoenix, as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Phoenix;

    WHEREAS, it will be a condition to effectiveness of the Merger pursuant to the Merger Agreement that the independent accounting firm that audits the annual financial statements of Phoenix will have delivered its written concurrence with the conclusion of management of Phoenix to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16;

    WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Phoenix to enter into the Merger Agreement.

    NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

        1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate beneficially owns that number of shares of capital stock of Award set forth on the last page of this Agreement and has good and valid title to all such shares free and clear of all liens and encumbrances. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Phoenix, Award, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate (i) has carefully read this Agreement and the Merger Agreement, (ii) has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters and (iii) understands such requirements.

        2. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SAB 65, until the second day after the day that Phoenix publicly announces financial results covering at least 30 days of combined operations of Phoenix and Award, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to reduce or having the effect, directly or indirectly, of reducing Affiliate's interest or risk relative to any shares of capital stock of Phoenix (including without limitation the shares set forth on the last page of this Agreement and any shares hereafter acquired by stock option exercise or otherwise). Phoenix may, at its discretion, provide a stock transfer notice consistent with the foregoing to its transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76.

        3. BENEFICIAL OWNERSHIP OF STOCK. Except for the Phoenix Common Stock and options to purchase Phoenix Common Stock set forth on the last page of this Agreement, Affiliate does not beneficially own any shares of Phoenix Common Stock or any other equity securities of Phoenix or any options, warrants or other rights to acquire any equity securities of Phoenix.

        4.  MISCELLANEOUS.

        (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

        (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

        (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

        (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

        (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

    Executed as of the date shown on the first page of this Agreement.

                                                     PHOENIX TECHNOLOGIES LTD.

                                                     By:
                                                                ----------------------------------------

                                                     Name:
                                                                ----------------------------------------

                                                     Title:
                                                                ----------------------------------------

                                                     AWARD SOFTWARE INTERNATIONAL, INC.

                                                     By:
                                                                ----------------------------------------

                                                     Name:
                                                                ----------------------------------------

                                                     Title:
                                                                ----------------------------------------

                                                     AFFILIATE

                                                     By:
                                                                ----------------------------------------

                                                     Name of Affiliate:  ------------------------------

                                                     Name of Signatory (if different from
                                                     name of Affiliate):  ------------------------------

                                                     Title of Signatory
                                                     (if applicable):  ---------------------------------

Number of shares of Phoenix Common Stock beneficially owned by Affiliate:

-------------------------------------------

Number of shares of Phoenix Common Stock subject to options beneficially owned by Affiliate:

-------------------------------------------

              ***PHOENIX TECHNOLOGIES LTD. AFFILIATE AGREEMENT***

                                   EXHIBIT E
                       AWARD SOFTWARE INTERNATIONAL, INC.
                              AFFILIATE AGREEMENT

    This Affiliate Agreement ("AGREEMENT") is made and entered into as of
       , 1998, between Phoenix Technologies Ltd., a Delaware corporation ("PHOENIX"), Award Software International, Inc., a California corporation ("AWARD") and the undersigned affiliate ("AFFILIATE") of Award.

    WHEREAS, Award and Phoenix have entered into an Agreement and Plan of Reorganization ("MERGER AGREEMENT") pursuant to which Award and Phoenix intend to enter into a business combination transaction to pursue their long term business strategies (the "MERGER") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement);

    WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Award Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Phoenix Common Stock as set forth in the Merger Agreement;

    WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Award, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") and (ii) in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Award;

    WHEREAS, it will be a condition to consummation of the Merger pursuant to the Merger Agreement that (i) the attorneys for each of Phoenix and Award will have delivered written opinions that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) the independent accounting firm that audits the annual financial statements of Phoenix will have delivered its written concurrence with the conclusion of management of Phoenix to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16;

    WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Phoenix to enter into the Merger Agreement.

    NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

        1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate beneficially owns that number of shares of capital stock of Award set forth on the last page of this Agreement and has good and valid title to all such shares free and clear of all liens and encumbrances. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Phoenix, Award, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate (i) has carefully read this Agreement and the Merger Agreement, (ii) has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters and (iii) understands such requirements.

        2.  COMPLIANCE WITH RULE 145 AND THE ACT.

        (a) Affiliate has been advised that (i) the issuance of shares of Phoenix Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "ACT"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 of the Act (unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration), (ii) Affiliate may be deemed to be an affiliate of Award, and (iii) no sale, transfer or other disposition by Affiliate of any Phoenix Common Stock received by Affiliate will be registered under the Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Phoenix Common Stock issued to Affiliate in the Merger unless (x) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, or (y) Affiliate delivers to Phoenix a written opinion of counsel, reasonably acceptable to Phoenix in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        (b) Phoenix will give stop transfer instructions to its transfer agent with respect to any Phoenix Common Stock received by Affiliate pursuant to the Merger, and there will be placed on the certificates representing such Phoenix Common Stock, or any substitutions therefor, a legend stating in substance:

       THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

    The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Phoenix shall so instruct its transfer agent, if Affiliate delivers to Phoenix (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or
    (ii) an opinion of counsel, in form and substance reasonably satisfactory to Phoenix to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

        (c) To the extent required by applicable securities laws, Phoenix agrees to use reasonable commercial efforts, for a period of two years from the date of this Agreement, to file with the SEC in a timely manner all reports and other documents required of Phoenix under the Act and the Securities Exchange Act of 1934, as amended.

        3. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SAB 65, until the second day after the day that Phoenix publicly announces financial results covering at least 30 days of combined operations of Phoenix and Award, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to reduce or having the effect, directly or indirectly, of reducing Affiliate's interest or risk relative to (i) any shares of capital stock of Award (including without limitation the shares set forth on the last page of this Agreement and any shares hereafter acquired by stock option exercise or otherwise) or (ii) any shares of capital stock of Phoenix received by Affiliate in connection with the Merger or any shares of capital stock of Phoenix received by Affiliate upon exercise of options to purchase capital stock assumed by Phoenix in connection with the Merger. Phoenix may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Phoenix Common Stock certificates issued to Affiliate in the Merger and provide a stock transfer notice consistent with the foregoing to its transfer agent with respect to the certificates, provided that such restrictive legend shall be removed and/or such notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares, so long as such sale or disposition is in accordance with the "DE MINIMIS" test set forth in SEC Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained Phoenix's prior written approval of such sale or disposition.

        4.  MISCELLANEOUS.

        (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

        (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof.

        (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

        (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

        (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

    Executed as of the date shown on the first page of this Agreement.

                                                     PHOENIX TECHNOLOGIES LTD.

                                                     By:
                                                                ----------------------------------------

                                                     Name:
                                                                ----------------------------------------

                                                     Title:
                                                                ----------------------------------------

                                                     AWARD SOFTWARE INTERNATIONAL, INC.

                                                     By:
                                                                ----------------------------------------

                                                     Name:
                                                                ----------------------------------------

                                                     Title:
                                                                ----------------------------------------

                                                     AFFILIATE

                                                     By:
                                                                ----------------------------------------

                                                     Name of Affiliate:  ------------------------------

                                                     Name of Signatory (if different from
                                                     name of Affiliate):  -----------------------------

                                                     Title of Signatory
                                                     (if applicable):  ---------------------------------

Number of shares of Award Common Stock beneficially owned by Affiliate:

-------------------------------------------

Number of shares of Award Common Stock subject to options beneficially owned by
Affiliate:

-------------------------------------------

          ***AWARD SOFTWARE INTERNATIONAL, INC. AFFILIATE AGREEMENT***